UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2026, Sezzle Inc. (“Sezzle” or the “Company”) and WebBank, a Utah-chartered industrial bank (“WebBank”), entered into a Second Amended and Restated Loan and Receivables Sale Agreement (the “Receivables Sale Agreement”) and a Second Amended and Restated Marketing and Servicing Agreement (the “Servicing Agreement” and, together with the Receivables Sale Agreement, the “Second Amended Bank Program Agreements”). The Second Amended Bank Program Agreements amend and restate the previously disclosed Amended and Restated Loan and Receivables Sale Agreement and Amended and Restated Marketing and Servicing Agreement, each dated as of September 26, 2024, between the Company and WebBank, governing the parties’ existing bank partnership program (the “Program”). Under the Program, WebBank originates and funds the consumer installment loans offered in connection with the Company’s products.

The Second Amended Bank Program Agreements expand the Program to support two additional Company products: SezzleCash, a cash advance product, and Sezzle Send, a payments product supported by installment loans whose proceeds are disbursed by WebBank to deposit accounts established by WebBank. WebBank will originate and fund the loans for both products and, in contrast to the sale structure applicable to the Company’s existing products, will retain those loans on its balance sheet to maturity, up to an aggregate retention threshold initially set at $30.0 million, and certain other exceptions. WebBank may increase the retention threshold in its discretion, up to $150.0 million.

In addition to the foregoing, the Second Amended Bank Program Agreements, among other things, amend certain of the Company’s covenants, including increasing the minimum tangible net worth the Company is required to maintain from $12.0 million to $100.0 million, and add termination events for judgments, fines or penalties against the Company in excess of a specified threshold and for breaches of the Program’s financial covenants.

The Company continues to service all loans originated under the Program. WebBank remains the exclusive originator of the consumer installment loans offered in connection with the Company’s products and will serve as the exclusive originator of the cash advance products marketed and serviced by the Company, in each case subject to limited exceptions. The Second Amended Bank Program Agreements did not amend the initial term of the Program, which runs through September 27, 2029. The other material terms of the Program, including the sale structure and economics applicable to the Company’s existing products, remain substantially unchanged.

The foregoing description of the Second Amended Bank Program Agreements is a summary only and does not purport to be complete. The Company intends to file copies of the Second Amended Bank Program Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: August 18, 2026	By:	/s/ Justin Krause
Justin Krause
SVP Finance and Controller